Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 22nd day of September, 2015 by and among Grow Solutions Holdings, Inc., a Delaware corporation (“Parent”), One Love Garden Supply LLC, a Colorado limited liability company (“Buyer”) D&B INDUSTRIES, LLC, an individual (“Seller”).

R E C I T A L S

A. Seller is a Colorado limited liability company doing business as Hygrow (the “Business”).

B. The Business consists of sales of hydroponic and garden supplies.

C. Subject to the terms and conditions of this Agreement, Buyer is willing to purchase, and Seller is willing to sell, all of the assets, rights, properties and business of the Business, and Buyer is willing to assume certain debts of Seller in connection with the Business as set forth in Schedule A.

D. The parties acknowledge that a primary objective of the acquisition for all parties is to deploy additional capital to enhance the growth of Buyer’s business, including the

E. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS

For the purposes of this Agreement, the terms set forth below shall have the following meanings:

1.1 “Assets” shall be as defined in Section 2.1.

1.2 “Closing” shall be as defined in Section 2.4.

1.3 “Debt” shall be defined as any monies owed by the Business as enumerated in Schedule A-1.

1.4 “GAAP” shall mean generally accepted accounting principles in the United States.

1.5 “IRC” shall mean the Internal Revenue Code of 1986, as amended.

1.6 “Liens” shall mean all liens, charges, easements, security interests, mortgages, conditional sale contracts, equities, rights of way, covenants, restrictions, title defects, objections, claims or other encumbrances.

1.7 “Material Adverse Effect” shall mean an event which has a material adverse effect on the condition, financial or otherwise, of the Assets, business, prospects or results of operations the business.

1.8 “Shares” shall mean the Three Hundred Thousand (300,000) Shares of Common Stock of Parent to be issued pursuant to Section 2.3 hereof.

2. SALE AND PURCHASE OF ASSETS

The parties adopt the following:

2.1 Sale of Assets.  On the terms and subject to the conditions of this Agreement and for the consideration set forth herein, Seller shall at the Closing, sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of the Assets of business. The Assets shall include, without limitation, all assets of the Business identified by the terms of this Agreement or described with particularity in Schedule 2.1 to this Agreement. The Assets shall include the following:

2.1.1 Inventories. All inventories of raw materials, work-in-process, finished goods, inventory for resale, supplies and repair materials of the Business as of the Closing Date (the “Inventories”). A summary of such items on hand as of September 28, 2015 is attached hereto as Schedule 2.1.1.

2.1.2 Fixed Assets and Tangible Personal Property. All fixed assets and tangible personal property of the Business (other than the Inventories) as it relates to this transaction, including without limitation, all machinery (including essential replacement parts), equipment, supplies, tools, tooling, furniture, fixtures, hardware, dies and spare parts. A list of such fixed assets and tangible personal property is attached hereto as Schedule 2.1.2.

2.1.3 Intangible Personal Property.  All intangible property of the Business (whether owned, used, registered in the name of, or licensed by the Business or in which Seller otherwise has an interest), including without limitation, all patents, patent applications, software, trademarks and service marks, trade and other names (either registered, common law or registration applied for), copyrights, trade secrets, know-how, product designs, software source codes, customer lists, customer files, customer records, trade and other association memberships and rights, and licenses and permits susceptible of transfer under regulatory agency rules. A detailed list of such assets is attached hereto as Schedule 2.1.3.

2.1.4 Contracts. All rights in and to the contracts of the Business (other than as described on Schedule 2.2), including without limitation, accounts receivable, license agreements, assignment agreements, distribution agreements and agreements for leased equipment (the “Contracts”). A list of all oral and written Contracts (excluding any Contracts listed on Schedules 2.1.1-3) is attached hereto as Schedule 2.1.4 showing, for each Contract, the names of the parties, the subject of the Contract, the basic terms and the consideration involved.

2.1.5 Other Assets.  Any and all other assets, properties and business of the Business of every kind, character and description, whether tangible, intangible, real, personal or mixed, and wherever located or by whomever possessed, acquired for, useful in, or any way related to the business, including all cash, accounts receivable, contract rights and good will.

2.2 No Liabilities; Contracts Not Purchased. Except for the debts and obligations enumerated on Schedule A-1, Buyer shall not assume any indebtedness or liabilities of the Business.

2.3 Purchase Price.  Subject to the terms and conditions of this Agreement, and in full consideration for the transfer of such Assets at Closing, Buyer shall issue a certificate for the Shares as directed by Seller at Closing, and Buyer shall pay the sum of Five Thousand Two Hundred Dollars ($5,200) for the benefit of Seller, payable by check or wire upon Closing. The $5,200 shall be paid directly to Life’s A Beach LLC to bring Seller’s rent current.

2.4 Closing.

2.4.1 Closing Date.  The closing of the purchase and sale of the Assets (the “Closing”) shall be deemed to have taken place at the offices of Black & LoBello, 10777 West Twain, Third Floor, on or before September 23, 2015 at 10:00 a.m. or at such other place, date or time as Buyer and Seller may agree in writing. The date of the Closing shall constitute the “Closing Date.”

2.4.2 Seller’s Deliveries at Closing.  At the Closing, Seller shall deliver or cause to be delivered to Buyer:

(a)	Bill of Sale of Seller authorizing consummation of the transaction contemplated by this Agreement,

(b)	A compliance certificate pursuant to Section 5.3;

(c)	A Non-Disclosure and Non-Compete Agreement executed at Closing;

(d)	All third-party consents (including without limitation from contract parties and governmental authorities necessary for consummation of the transactions contemplated hereby);

(e)	An Assignment of Trademarks Form in a form reasonably required by Buyer;

(f)	An assignment of the URL, website content and all copyright therein for the website www.hygrowus.com;

(h)	Such other documents and instruments as may be reasonably requested to effect the transactions contemplated hereby.

Simultaneously with such deliveries, Seller shall take such steps as are necessary to put Buyer in actual possession and control of the Assets, and Seller hereby covenants to prepare, execute and deliver such other documentation as may be required to protect the intellectual property of the Business, including without limitation any filings with the U.S. Patent and Trademark Office or Colorado Secretary of State.

2.4.3 Buyer’s Deliveries at Closing.  At the Closing, Buyer shall deliver or cause to be delivered to or for the benefit of Seller the following instruments:

(a)	A check or wire transfer in the amount of FIVE THOUSAND THOUSAND DOLLARS ($5,200) payable to Seller;

(b)	A resolution by the Managers of the Buyer authorizing consummation of the transactions contemplated by the Agreement;

(c)	Certified Resolutions of the Board of Directors of Parent and the Manager(s) of Buyer authorizing the deliveries and Closing.

(d)	Such other documents and instruments as may be reasonably requested to effect the transactions contemplated hereby.

2.5 Consent of Third Parties.  Seller shall cooperate with Buyer to obtain the consent of any other party required in connection with the transfer of any Contracts requiring such consent and shall provide Buyer with all of the benefits enjoyed by the Business under any such Contracts until consent to the assignment thereof is obtained.

3. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer the following, except as set forth in the Disclosure Schedule attached hereto as Schedule 3:

3.1 Organization and Authority.  Seller is a Colorado limited liability company doing business as “Hygrow”.

3.2 Authority Relating to this Agreement; No Violation of Other Instruments.

3.2.1 The execution and delivery of this Agreement and the performance hereunder by Seller have been duly authorized by all necessary actions on the part of Seller and, assuming execution of this Agreement by Buyer, this Agreement will constitute a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights, and to general principles of equity.

3.2.2 Neither the execution of this Agreement nor the performance hereof by Seller will: (i) conflict with or result in any breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to the Seller; (ii) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any of the terms, conditions and provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any of the Assets pursuant to, any indenture, mortgage, lease, agreement or other instrument to which the Seller is a party or by which he or any of the Assets are bound; or (iii) permit the acceleration of the maturity of any material indebtedness of the Business or of any other person secured by the Assets.

3.2.3 No consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority is required to be made or obtained by Seller in order to permit the execution, delivery or performance of this Agreement by the Seller, or the consummation of the transactions contemplated by this Agreement, except for the consent of the Investors entering into this Agreement.

3.3 Capitalization.  All of the debts, royalties or other obligations of the Business are set forth in the schedules hereto.

3.4 Ownership and Delivery of Assets.  The Assets comprise all of the assets, material rights and all of the business of the Business. Seller is the true and lawful owner of the Assets and has all necessary power and authority to transfer the Assets to Buyer free and clear of all liens and encumbrances. No other person will have on the Closing Date, any direct or indirect interest in any of the Assets. Upon delivery to Buyer of the Bill of Sale and other instruments of conveyance with respect to the Assets on the Closing Date, Buyer will acquire good and valid title to the Assets free and clear of all liens.

3.5 Compliance with Law.  The Seller holds, and has at all times since inception of the Business held, all licenses, permits and authorizations necessary for the lawful conduct of the Business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over the Business or over any part of the Business’ operations, and Seller knows of no violation thereof. The Seller is not in violation of any decree, judgment, order, law or regulation of any court or other governmental body, which violation could have a Material Adverse Effect on the Business.

3.6 Investments in Others.  The Seller does not conduct any part of the Business through any other entity in which such Seller has an equity investment.

3.7 Financial Statements.  Seller has delivered unaudited consolidated financial statements of the Business (the “Financial Statements”) to Buyer.

3.8 Absence of Undisclosed Liabilities.  The Business does not have outstanding on the date hereof, any indebtedness or liability (fixed or contingent, known or unknown, accrued or unaccrued) other than those enumerated in the schedules hereto.

3.9 Tax Returns and Payments.  Schedule 3.9 constitutes a true and complete list of all types of taxes paid or required to be paid in connection with the Business. All tax returns and reports with respect to the Business required by law to be filed under the laws of any jurisdiction, domestic or foreign, have been duly and timely filed and all taxes, fees or other governmental charges of any nature which were required to have been paid have been paid or provided for. Seller has no knowledge of any unpaid taxes or any actual or threatened assessment of deficiency or additional tax or other governmental charge or a basis for such a claim against Seller. Seller has no knowledge of any tax audit of Seller by any taxing or other authority in connection with the Business. Seller has no knowledge of any such audit currently pending or threatened, and there are no tax liens on any of the properties or assets of the Business, nor have any such liens been threatened.

3.10 Absence of Certain Changes or Events.  Since June 30, 2015, there has been no events or changes giving rise to a Material Adverse Effect.

3.11 Patents, Trademarks, Trade Names and Copyrights.  Patents and Other Proprietary Rights.

3.11.1 Seller has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, and processes necessary for its business as now conducted, and as proposed to be conducted, and to Seller’s knowledge, such business does not, and would not, conflict with or constitute an infringement of the rights of others;

3.11.2 There are no outstanding options, licenses, or agreements of any kind relating to the matters, nor is Seller bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights, and processes of any other person or entity;

3.11.3 Seller has not received any communications alleging that Seller has violated or infringed or, by conducting its business as proposed, would violate or infringe any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets or any proprietary rights of any other person or entity;

3.11.4 Seller is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interests of Seller or that would conflict with Seller’s business as proposed to be conducted; and

3.11.5 Neither the execution nor delivery of this Agreement, nor the carrying on of Seller’s business by the employees of Seller, nor the conduct of Seller’s business as proposed, will, to Seller’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

3.12 Employee Proprietary Information and Inventions Agreement. Each manager and employee of Seller has executed and delivered to Seller Seller’s standard form of Employee Proprietary Information and Inventions Agreement, if any.

3.13 No Defaults, Violations, or Conflicts.

3.13.1 Seller has avoided every condition, and has not performed any act, the occurrence of which would result in Seller’s loss of any material right granted under any license, distribution or other agreement.

3.14 Private Offering. Seller agrees that neither Seller nor anyone acting on its behalf will offer any of the Shares referenced herein or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the securities subject to the registration requirements of Section 5 of the Securities Act of 1933.

3.15 Litigation.  Seller is not a party to any pending or, to the knowledge of Seller, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body which could have a Material Adverse Effect on: (i) the condition, financial or otherwise, Assets, liabilities, business, prospects or results of operations of the Business; or (ii) the transactions contemplated by this Agreement; nor, to the knowledge of the Business, does any basis exist for any such action, suit, proceeding or investigation. The Business is not subject to any decree, judgment, order, law or regulation of any court or other governmental body which could have a Material Adverse Effect or which could prevent the transactions contemplated by this Agreement or the continuation of the business conducted by the Business.

3.16 Protection of Intangible Property. Schedule 3.13 sets forth a true and complete list of all employees and consultants who have worked on or contributed to the development of Seller’s technology, patents, trademarks, trade names, copyrights, trade secrets and other proprietary rights, including without limitation, the Business’ software, firmware or hardware. None of such proprietary rights have been used, distributed or otherwise commercially exploited under circumstances which have caused, or with the passage of time could cause, the loss of patent, trademark, copyright or trade secret status.

3.17 Insurance.   Copies of all such insurance policies and bonds have been furnished to Seller. All such insurance policies and bonds are in full force and effect. The insurance coverage provided by such policies and bonds is adequate for the conduct of the business conducted by the Business in accordance with good business practices.

3.18 Brokers and Finders. Neither Seller nor any agent of Seller has retained any broker or finder in connection with the transactions contemplated by this Agreement. Seller will indemnify and hold Seller harmless against all claims for brokers’ or finders’ fees made or asserted by any party claiming to have been employed by the Seller, any Investor or any agent of Seller or an Investor and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.

3.19 Negotiations with Other Parties.  Neither Seller nor any other person on his behalf is presently conducting or contemplating negotiations with any other party regarding any acquisition, merger or similar transaction.

3.20 Accuracy of Documents and Information.  The copies of all instruments, agreements, other documents and written information set forth as, or referenced in, schedules or exhibits to this Agreement or specifically required to be furnished pursuant to this Agreement to Seller by Seller are and will be complete and correct in all material respects. All schedules are correct and complete as of the date of this Agreement, and there will be no material changes in the information set forth in such schedules prior to the Closing Date. No representations or warranties made by Seller in this Agreement, nor any document, written information, statement, financial statement, certificate or schedule or exhibit furnished directly to Seller pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading. There is no fact which materially and adversely affects the Business, its financial position, Assets, liabilities, prospects or results of operations known to Seller which has not been expressly and fully set forth in this Agreement or the schedules hereto.

3.21 Investment.  This Agreement is made with Seller in reliance upon Seller’ representations to Seller, which by Seller’s execution of this Agreement he hereby confirms, that the Shares to be received by Seller will be acquired for investment for Seller’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Seller further represents that Seller has no contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Shares.

3.22 No Public Market.  Seller understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act of 1933 on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and that Seller’s reliance upon such exemption is predicated upon Seller’s representations set forth in this Agreement. Seller further understands that no public market now exists for any of the securities issued by Seller and that Seller has made no assurances that a public market will ever exist for Seller’s securities.

3.23 Limitations on Transferability.  Seller acknowledges that the Shares are being issued pursuant to exemption from registration as securities under applicable federal and state law. Seller covenants that in no event will Seller dispose of any of the Shares (other than pursuant to Rule 144 or any similar or analogous rule), without the prior written consent of Parent, which shall not unreasonably be withheld.

3.24 Legends.

3.24.1   All certificates for the Shares shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

3.25 Lock-up.  Seller agrees that in the event of an initial public offering of Buyer, Seller will not sell, pledge or otherwise transfer the Shares except in full accordance with the terms and conditions established between Parent and its underwriter, provided that such period of prohibition on sale shall not be longer than one year from the effective date of such public offering.

3.23 Contracts. Seller has delivered to Buyer copies of all Contracts. A list of the delivered Contracts is attached hereto as Schedule 3.23.

3.26 Full Disclosure. The representations and warranties of Buyer contained in this Agreement and the schedule hereto, when read together, do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein in view of the circumstances under which they were made not misleading.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that:

4.1 Corporate Organization and Authority. Buyer:

4.1.1 is a limited liability company duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing in the State of Colorado; and

4.1.2 has the corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

4.2 Subsidiaries. Buyer is a subsidiary of Parent. Buyer has no subsidiaries.

4.3 Authorization. All corporate action on the part of Buyer, its officers, directors, and unit holders necessary for the authorization, execution, delivery, and performance of all obligations under this Agreement and for the issuance of the Shares has been taken, and this Agreement constitutes a legally binding and valid obligation of Buyer enforceable in accordance with its terms.

4.4 Corporate Power. Buyer has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Shares, and to carry out and perform its obligations under the terms of the Agreement.

4.5 Validity of Securities. The Shares to be issued hereunder have been duly and validly reserved and, assuming such securities are issued to the Seller and Investors in accordance with the terms of this Agreement, and with the exception of Seller, will be duly and validly issued (including, without limitation, issued in compliance with all applicable federal and state securities laws), fully paid, and non assessable and will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed thereon by the holders; provided, however, that the securities shall be subject to restrictions on transfer under state and/or federal securities laws. The Shares are not subject to any preemptive rights or rights of first refusal, except as otherwise so agreed to by the holders thereof.

The Shares shall be delivered in certificated form as soon as practicable following the Closing.

4.6 No Conflict with Other Instruments. The execution, delivery, and performance of the Agreement will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of Buyer’s Operating Agreement; (ii) any provision of any judgment, decree or order to which Buyer is a party or by which it is bound; (iii) any material contract, obligation, or commitment to which Buyer is a party or by which it is bound; or (iv) to Buyer’s knowledge, any statute, rule, or governmental regulation applicable to Buyer.

4.7 Litigation. There is no action, proceeding, or investigation pending or threatened, or any basis therefor known to Seller, that questions the validity of the Agreement or the right of Buyer to enter into the Agreement or to consummate the transactions contemplated by the Agreement, or that could result, either individually or in the aggregate, in any Material Adverse Event, or any material change in the current equity ownership of Buyer, including, without limitation, any action, proceeding, or investigation involving the prior employment or consultancy of any of Buyer’s employees or consultants or their use of any information or techniques alleged to be proprietary to any former employer of any such employee or consultant. There is no judgment, decree or order of any court in effect against Buyer and Buyer is not in default with respect to any order of any governmental authority to which Buyer is a party or by which it is bound. There is no action, suit, proceeding or investigation by Buyer currently pending or which Buyer presently intends to initiate.

4.8 Brokers and Finders. Buyer has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

4.9 Full Disclosure. The representations and warranties of Buyer contained in this Agreement and the schedule hereto, when read together, do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein in view of the circumstances under which they were made not misleading.

5. CONDITIONS TO THE OBLIGATIONS OF BUYER

Except as otherwise specifically set forth herein or as contemplated by this Agreement, all obligations of Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions:

5.1 Representations and Warranties True at Closing.  The representations and warranties of Seller contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects.

5.2 Covenants Performed by Seller.  Each of the obligations of Seller to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects.

5.3 Material Changes in Business of Company.  Between June 30, 2015 and the Closing Date there shall have been no Material Adverse Effect.

5.4 No Action to Prevent Completion.  There shall not have been instituted and be continuing or threatened any claim, action or proceeding which could have a Material Adverse Effect, nor shall there have been instituted and be continuing or threatened any such claim, action or proceeding to restrain, prohibit or invalidate, or to obtain damages in respect of, the transactions contemplated by this Agreement or which might affect the right of Buyer after the Closing Date to own the Assets or to operate the Business.

5.5 Consents.  Seller and Buyer shall have received all permits and authorizations necessary for the execution of this Agreement and the consummation of the transactions contemplated by this Agreement. Seller shall have received consents to assign Contracts from all of the parties listed in Schedule 2.1.4.

5.6 Delivery of Closing Documents.  Seller shall have delivered to Buyer the closing documents required to be delivered in form and substance reasonably satisfactory to Buyer and its counsel.

5.7 Employment Arrangements. Seller’s principal Brandon Vance shall have accepted employment with Buyer pursuant to terms which are reasonably acceptable to Buyer.

6. CONDITIONS TO THE OBLIGATIONS OF SELLER

Except as otherwise specifically set forth herein, all obligations of Seller under this Agreement are subject to the fulfillment and satisfaction, prior to or at the Closing, of each of the following conditions:

6.1 Representations and Warranties True at the Closing.  The representations and warranties of Buyer contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects.

6.2 Covenants Performed by Buyer.  Each of the obligations of Buyer to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects.

6.3 Authority Relating to this Agreement.  All corporate and other proceedings required to be taken by or on behalf of Buyer to authorize Buyer to execute, deliver and carry out this Agreement, shall have been duly and properly taken.

6.4 No Action to Prevent Completion.  There shall not have been instituted and be continuing or threatened any action or proceeding by or before any court or other governmental body to restrain, prohibit or invalidate, or to obtain damages in respect of, the transactions contemplated by this Agreement.

6.5 Delivery of Closing Documents.   Buyer shall have delivered to Seller the closing documents required to be delivered pursuant to Section 2.5.2, in form and substance reasonably satisfactory to Seller and its counsel.

7. EMPLOYMENT MATTERS

7.1 Independent Contractors and Employees.   Buyer shall have no liability for accrued wages (including salaries and commissions), severance pay, accrued vacation, sick leave or other benefits, or employee agreements of any type or nature on account of Seller, retention of or termination of independent contractors or employment of or termination of employees, and Seller shall indemnify Buyer and hold Buyer harmless against liability arising out of any claims for such pay or benefits or any other claims arising from Seller’s retention of or employment of or termination of such independent contractors or employees.

8. INDEMNITY AND SET-OFF

8.1 Seller’s Indemnity.  The Seller shall indemnify and hold harmless Buyer from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys’ fees (“Buyer’s Damages”) which arise out of: (i) the breach by Seller of any representation or warranty made pursuant to this Agreement; (ii) the non-performance, partial or total, of any covenant made pursuant to this Agreement; (iii) claims of any type or nature relating to the retention of the Business’ independent contractors or employment of the Business’ employees by Seller or any termination of such independent contractors or employees..

8.2 Buyer’s Indemnity.   Buyer shall indemnify and hold harmless Seller from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys’ fees (“Seller’s Damages” and when used together with or in the alternative to Buyer’s Damages, “Damages”), which arise out of: (i) the breach by Buyer of any representation or warranty made by Buyer pursuant to this Agreement and (ii) the non-performance, partial or total, of any covenant made by Buyer pursuant to this Agreement.

9. MISCELLANEOUS

9.1 Assignment.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties; provided, however, that the rights and duties of Seller under this Agreement may not be assigned without the written consent of the parties. Buyer may novate, in whole or in part and to one or more affiliated parties, any of its rights or obligations under this Agreement.

9.2 Allocation of Purchase Price.  Schedule 9.2 constitutes the allocation agreed to by Seller and Buyer of the Purchase Price among the various items included in the assets and business being transferred by Seller to Buyer. Buyer and Seller shall file all tax returns and reports in a manner consistent with Schedule 9.2. Schedule 9.2 is based upon and contains the information to be delivered by Buyer and Seller to the IRS on Form 8594.

9.3 Confidentiality.  No party hereto shall issue a press release or otherwise publicize the transactions contemplated by this Agreement or otherwise disclose the nature or contents of this Agreement. No information, documents or reports provided to or obtained by any party in connection with this transaction shall be disclosed to any non-party except as required in carrying out the transactions contemplated hereby.

9.4 Expenses.  Each party will pay its own costs and expenses, including legal and accounting expenses, related to the transactions provided for herein, irrespective of when incurred. In the event of any legal action to enforce any of the obligations set forth in the Agreement, the prevailing party shall be entitled to recover costs and reasonable legal fees.

9.5 Further Assurances.  Seller will from time to time subsequent to the Closing Date, at Buyer’s request and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer and take such other actions as Buyer may reasonably request in order more effectively to convey, assign, transfer to and vest in Buyer, the Assets and the right to operate the business of Seller.

9.6 Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or by facsimile, or five days after the date of mailing if mailed, by first class mail, registered or certified, postage prepaid. Notices shall be addressed as follows:

To Buyer at:	One Love Garden Supply

Attn: Michael Leago

One Love Garden Supply, LLC
3620 Walnut Street
Boulder, CO 80301

With a copy to:	David G. LeGrand, Esq.
Black & LoBello
10777 West Twain, Third Floor
Las Vegas, Nevada 89135

To Seller at:	D&B Industries, LLC
6721 Beach Street – Unit F
Denver, CO

With a copy to:	Frank Tsu, Esq.
801 E. 17th Avenue
Denver, CO 80218

or to such other address as a party has designated by notice in writing to the other party in the manner provided by this section.

9.7 Survival of Terms.  All warranties, representations and covenants contained in this Agreement and any certificate or other instrument delivered by or on behalf of the parties pursuant to this Agreement shall be continuous and shall survive the Closing for a period of two years.

9.8 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts entered into and wholly to be performed in the State of Colorado by Colorado residents.

9.9 Tax Matters.  The parties acknowledge that they have each consulted their respective advisers regarding the tax consequences of the transactions contemplated by this Agreement and have not relied upon any representation of any other party with respect to such matters. Buyer agrees that for tax purposes the amounts payable under Section 2 will be treated by Buyer as payable and paid only on the date indicated.

9.10 Severability.  If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

9.11 Headings.  The headings appearing at the beginning of several sections contained herein have been inserted for the convenience of the parties and shall not be used to determine the construction or interpretation of this Agreement.

9.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.

9.13 Entire Agreement and Modification.  This Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. This Agreement may only be amended by written

9.14 Rule of Construction. The parties to this Agreement agree to waive any application of the rule of construction which calls for any ambiguous terms to be interpreted against the drafter.

9.15 Arbitration. In the event of any dispute or disagreement as to the interpretation of any provision of this Agreement or the performance of obligations hereunder, the matter, upon written request of either party, shall be referred to representatives of the parties for decision. The representatives shall promptly meet in a good faith effort to resolve the dispute. If the representatives do not agree upon a decision within thirty (30) calendar days after reference of the matter to them, any controversy, dispute or claim arising out of or relating in any way to this Agreement or the rights and obligations arising hereunder shall be settled exclusively by arbitration in the City of Denver, Colorado. Such arbitration shall be administered by JAMS in accordance with its then prevailing expedited rules, by one independent and impartial arbitrator selected in accordance with such rules. The arbitration shall be governed by the Uniform Arbitration Act of 2000 as codified by Nevada Revised Statutes § 38.206 et. seq. The fees and expenses of JAMS and the arbitrator shall be shared equally by the parties and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrator shall award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) to the prevailing party. No pre-arbitration discovery shall be permitted, except that the arbitrator shall have the power in his sole discretion, on application by any party, to order pre-arbitration examination solely of those witnesses and documents that any other party intends to introduce in its case-in-chief at the arbitration hearing. The parties shall instruct the arbitrator to render his award within thirty (30) days following the conclusion of the arbitration hearing. The arbitrator shall not be empowered to award to any party any damages of the type not permitted to be recovered under this Agreement in connection with any dispute between or among the parties arising out of or relating in any way to this Agreement or the transactions arising hereunder, and each party hereby irrevocably waives any right to recover such damages. Notwithstanding anything to the contrary provided in this section and without prejudice to the above procedures, (i) any party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitrator is selected and available to hear such party’s request for temporary relief; and (ii) Buyer shall have the right to apply to a court of competent jurisdiction for the specific enforcement of Seller’s obligations under this Agreement. The award rendered by the arbitrator shall be final and not subject to judicial review, and judgment thereon may be entered in any court of competent jurisdiction. The decision of the arbitrator shall be in writing and shall set forth findings of fact and conclusions of law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SELLER: ___________________________ D&B Industries, LLC, individually	BUYER: One Love Garden Supply, LLC a Colorado limited liability company By: _____________________________ Michael Leago, its Manager

PARENT: Grow Solutions Holdings, Inc.

By ___________________________

     Jeffrey Beverly, President

Schedule A-1

Debts

Schedule A-2

Royalty Interests

2

Schedule 2.1

Assets

2.1.1   Inventories.

$23,000 of finished goods

2.1.2   Fixed assets and tangible personal property. Racks, shelves, cash register, computers, furniture,

2.1.3   Intangible Personal Property. Software including Point of Sale System, the name “Hygrow” and good will associated therewith.

2.1.4   Contracts.- NONE

3

Schedule 3

Disclosures- No Litigation

4

Schedule 3.7

Financial Statements- NONE

5

Schedule 3.9

Taxes

6

Schedule 3.13

Employees and Consultants

7

Schedule 3.14

Insurance Policies

8

Schedule 9.2

Allocation of Purchase Price

See Attached Schedule IRS Form 8594

9